Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information of Amneal Pharmaceuticals, Inc. (“Amneal”) is presented to illustrate the estimated effects of:

•	the acquisition of a controlling interest in AvKARE, Inc. (“AvKARE”) and its related affiliate Dixon-Shane, LLC (d/b/a R&S Northeast, “R&S”) consummated on January 31, 2020, (the “Acquisition”);

•	the issuance of long-term and short-term promissory notes to the selling shareholders of AvKARE and R&S pursuant to the terms of the purchase agreement (the “Sellers Notes”); and

•	the senior secured first lien credit facilities in an aggregate principal amount of $210 million entered into in connection with the Acquisition (the “Acquisition Financing”).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combines the historical consolidated statement of operations of Amneal and the statements of income of AvKARE and R&S, giving effect to the Acquisition, the Sellers Notes and the Acquisition Financing as if each had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of December 31, 2019 combines the historical consolidated balance sheet of Amneal and the balance sheets of AvKARE and R&S, giving effect to the Acquisition, the Sellers Notes and the Acquisition Financing as if each had occurred on December 31, 2019. See “Note 1. Description of the Acquisition, Sellers Notes and Acquisition Financing” for additional information on the Acquisition, the Sellers Notes and the Acquisition Financing.

The historical consolidated financial information of Amneal has been adjusted to give effect to pro forma events that are (1) directly attributable to the Acquisition, the Sellers Notes and the Acquisition Financing, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the following historical consolidated financial statements and notes:

•

the audited consolidated financial statements of Amneal as of December 31, 2019 and December 31, 2018 and for each of the three years in the period ended December 31, 2019 and the related notes included in Amneal’s Annual Report on Form 10-K for the year ended December 31, 2019;

•	the audited consolidated financial statements of AvKARE as of December 31, 2019 and for the year then ended and the related notes; and

•	the audited consolidated financial statements of R&S as of December 31, 2019 and for the year then ended and the related notes.

The accompanying unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of U.S. Securities and Exchange Commission (“SEC”) Regulation S-X. This unaudited pro forma condensed combined financial information is presented for informational purposes only and is based upon available information and reflects estimates and certain assumptions made by our management that we believe are reasonable. Actual adjustments may differ materially from the information presented herein. The unaudited pro forma condensed combined financial information does not purport to represent what the results of operations or financial condition would have been had the Acquisition, the Sellers Notes and the Acquisition Financing actually occurred on the dates indicated, nor does it purport to project the results of operations or financial condition for any future period or as of any future date. Our actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The Acquisition is considered a business combination and, therefore, will be accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 805 Business Combinations. Under the acquisition method of accounting for purposes of this unaudited pro forma condensed combined financial information, management has determined a purchase price, calculated as described in “Note 3. Estimated Purchase Price and Preliminary Purchase Price Allocation” herein. The AvKARE and R&S assets acquired and liabilities assumed in connection with the Acquisition are recorded at their estimated acquisition date fair values. A final determination of the fair values for certain assets and liabilities will be completed as soon as the information necessary to complete the analysis is obtained, but no later than one year from the acquisition date. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material.

The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or the benefits or ongoing additional costs that may result from integrating AvKARE and R&S.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2019

(in thousands)

	Historical
	Amneal	AvKARE after reclassifications (Note 4)	R&S after reclassifications (Note 4)	Acquisition adjustments (Note 5)		Acquisition Financing adjustments (Note 6)		Pro forma
Assets
Current assets:
Cash and cash equivalents	$151,197	$1,015	$—	$(254,000	) (a)	$183,398	(a)	$81,610
Restricted cash	1,625	—	—	—		—		1,625
Trade accounts receivable, net	604,390	28,678	22,958	(11,980	) (c)	—		644,046
Inventories	381,067	801	73,241	—		—		455,109
Prepaid expenses and other current assets	70,164	652	21,506	2,640	(a)	—		94,962
Related party receivables	1,767	27,369	3,271	(30,640	) (c)	—		1,767

Total current assets	1,210,210	58,515	120,976	(293,980)		183,398		1,279,119
Property, plant and equipment, net	477,997	1,438	3,454	461	(f)	—		483,350
Goodwill	419,504	—	5,508	90,469	(k)	—		515,481
Intangible assets, net	1,382,753	—	—	137,400	(e)	—		1,520,153
Deferred tax asset, net	—	230	—	(230	) (l)	—		—
Operating lease right-of-use assets	53,344	—	—	—		—		53,344
Operating lease right-of-use assets - related party	16,528	—	—	5,612	(g)	—		22,140
Financing lease right-of-use assets - related party	61,284	—	—	—		—		61,284
Other assets	44,270	130	—	(130	) (c)	586	(a)	44,856

Total assets	$3,665,890	$60,313	$129,938	$(60,398)		$183,984		$3,979,727

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$507,483	$17,667	$70,823	$(11,980	) (c)	$—		$583,993
Current portion of long-term debt, net	21,479	—	—	—		5,973	(a)	27,452
Revolving credit facility	—	—	6,701	(6,701	) (a)	7,500	(a)	7,500
Current portion of notes payable - related party	—	—	—	1,000	(b)	—		1,000
Current portion of operating lease liabilities	11,874	—	—	—		—		11,874
Current portion of operating and financing lease liabilities - related party	3,601	—	—	417	(g)	—		4,018
Related party payables	5,969	3,271	27,592	(30,640	) (c)	—		6,192

Total current liabilities	550,406	20,938	105,116	(47,904)		13,473		642,029
Long-term debt, net	2,609,046	—	—	—		170,511	(a)	2,779,557
Notes payable - related party	—	—	—	35,033	(b)	—		35,033
Operating lease liabilities	43,135	—	—	—		—		43,135
Operating lease liabilities - related party	15,469	—	—	5,195	(g)	—		20,664
Financing lease liabilities - related party	61,463	—	—	—		—		61,463
Other long-term liabilities	39,583	—	—	—		—		39,583

Total long-term liabilities	2,768,696	—	—	40,228		170,511		2,979,435
Redeemable non-controlling interest	—	—	—	11,475	(h)	—		11,475
Stockholders’ equity:
Preferred stock	—	—	—	—		—		—
Class A common stock	1,470	—	—	—		—		1,470
Class B common stock	1,522	—	—	—		—		1,522
Common stock	—	1	—	(1	) (j)	—		—
Members’ equity	—	—	24,822	(24,822	) (c),(j)	—		—
Additional paid-in capital	606,966	—	—	—		—		606,966
Stockholders’ accumulated deficit	(377,880)	39,374	—	(39,374	) (j)	—		(377,880)
Accumulated other comprehensive loss	(68)	—	—	—		—		(68)

Total Amneal Pharmaceuticals, Inc. stockholders’ equity	232,010	39,375	24,822	(64,197)		—		232,010
Non-controlling interests	114,778	—	—	—		—		114,778

Total stockholders’ equity	346,788	39,375	24,822	(64,197)		—		346,788

Total liabilities and stockholders’ equity	$3,665,890	$60,313	$129,938	$(60,398)		$183,984		$3,979,727

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except per share amounts)

	Historical
	Amneal	AvKARE after reclassifications (Note 4)	R&S after reclassifications (Note 4)	Acquisition adjustments (Note 5)		Acquisition Financing adjustments (Note 6)		Non-controlling Interest adjustments (Note 7)		Pro forma
Net revenue	$1,626,373	$281,411	$321,507	$(297,447	) (c),(d)	$—		$—		$1,931,844
Cost of goods sold	1,147,214	234,555	271,801	(294,912	) (c),(d)	—		—		1,358,658
Cost of goods sold impairment charges	126,162	—	—	—		—		—		126,162

Gross profit	352,997	46,856	49,706	(2,535)		—		—		447,024

Selling, general and administrative	289,598	10,655	17,400	35,450	(d),(e),(f),(i)	—		—		353,103
Research and development	188,049	—	—	—		—		—		188,049
In-process research and development impairment charges	46,619	—	—	—		—		—		46,619
Acquisition, transaction-related and integration expenses	16,388	—	—	—		—		—		16,388
Restructuring and other charges	34,345	—	—	—		—		—		34,345
Charges related to legal matters, net	12,442	—	—	—		—		—		12,442
Intellectual property legal development expenses	14,238	—	—	—		—		—		14,238

Operating (loss) income	(248,682)	36,201	32,306	(37,985)		—		—		(218,160)

Other (expense) income:
Interest expense, net	(168,205)	—	(958)	(2,792	) (a),(b)	(9,703	) (a)	—		(181,658)
Foreign exchange loss	(4,962)	—	—	—		—		—		(4,962)
Gain on sale of international businesses	7,258	—	—	—		—		—		7,258
Gain from reduction of tax receivable agreement liability	192,884	—	—	—		—		—		192,884
Other income	1,465	290	—	—		—		—		1,755

Total other income (expense), net	28,440	290	(958)	(2,792)		(9,703)		—		15,277

(Loss) income before income taxes	(220,242)	36,491	31,348	(40,777)		(9,703)		—		(202,883)
Provision for income taxes	383,331	773	394	—		—		—		384,498

Net (loss) income	(603,573)	35,718	30,954	(40,777)		(9,703)		—		(587,381)
Less: Net loss (income) attributable to non-controlling interests	241,656	—	—	—		—		(11,356	) (a)	230,300

Net (loss) income attributable to Amneal Pharmaceuticals, Inc.	$(361,917)	$35,718	$30,954	$(40,777)		$(9,703)		$(11,356)		$(357,081)

Net loss per share attributable to Amneal Pharmaceuticals, Inc.’s common stockholders:
Class A and Class B-1 basic and diluted	$(2.74)									$(2.70)

Weighted-average common shares outstanding:
Class A and Class B-1 basic and diluted	132,106									132,106

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. DESCRIPTION OF THE ACQUISITION, SELLERS NOTES AND ACQUISITION FINANCING

On January 31, 2020, Rondo Acquisition LLC (“Rondo”), a newly-formed Delaware limited liability company and wholly-owned subsidiary of Amneal, a Delaware corporation, consummated the previously-announced acquisition pursuant to a definitive equity purchase agreement dated December 10, 2019 (the “Purchase Agreement”) of approximately 65% of both AvKARE, a Tennessee corporation, and R&S, a Kentucky limited liability company, for approximately $254 million, paid in cash at or in connection with the closing, including proceeds from the Acquisition Financing (as defined below) entered into at closing, as well as through the issuance of approximately $44.2 million in long-term promissory notes to the AvKARE and R&S selling shareholders (the “Sellers Notes”) and approximately $1 million in a short-term promissory note (the “Short-term Seller Note”) (the “Acquisition”). AvKARE and R&S were acquired and are held by Rondo through its ownership of Rondo Partners, LLC, a Delaware limited liability company (“Rondo Partners”), which is an indirect owner of AvKARE and R&S after consummation of the Acquisition. The Sellers Notes issued at the closing of the Acquisition accrue interest at a rate of 5% per annum, not compounded, until June 30, 2025.

The Sellers Notes are subject to prepayment at the option of Rondo Partners, LLC, as the obligor, without premium or penalty, and mandatory payment commencing on June 30, 2025 and on June 30 of each calendar year thereafter if certain financial targets are achieved. Additionally, the Sellers Notes automatically become payable upon the earlier to occur of (x) a sale or change of control of the obligor or (y) January 31, 2030.

Pursuant to the terms of the Purchase Agreement, and contemporaneously with the consummation of certain of the transactions contemplated therein, Amneal has obtained senior secured first lien credit facilities in an aggregate principal amount of $210 million, which is comprised of $180 million term loan (the “Term Loan”) and available $30 million revolving credit facility (the “Revolver”) (collectively, the “Acquisition Financing”) of which $7.5 million was drawn on the Revolver at closing. The terms of the Acquisition Financing are described in Amneal’s Current Report on Form 8-K filed with the SEC on February 4, 2020.

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information presents the pro forma condensed combined financial position and results of operations of Amneal based upon the historical financial statements of Amneal, AvKARE and R&S after giving effect to the Acquisition, the Sellers Notes and the Acquisition Financing and are intended to reflect the impact of such on Amneal’s consolidated financial statements.

The Acquisition will be accounted for as a business combination, with Amneal treated as the “acquirer” and AvKARE and R&S treated as the “acquired” companies for financial reporting purposes. Under the acquisition method of accounting, the total estimated purchase price of an acquisition is allocated to the net tangible and intangible assets based on their estimated fair values. Such valuations are based on available information and certain assumptions that management believes are reasonable. The preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. The differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial information and Amneal’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information includes certain reclassifications to align the historical financial statement presentation of AvKARE and R&S to Amneal. See “Note 4. Reclassifications” herein for additional information on the reclassifications.

The unaudited pro forma condensed combined statement of operations does not reflect the non-recurring expenses expected to be incurred in connection with the Acquisition, the Sellers Notes and the Acquisition Financing, including fees to attorneys, accountants and other professional advisors, and other transaction-related costs. However, the impact of such expenses is reflected in the unaudited pro forma condensed combined balance sheet. Further, the unaudited pro forma condensed combined financial information does not reflect the restructuring or integration activities that have yet to be determined, other costs that may be incurred to achieve cost or growth synergies of Amneal, or ongoing incremental costs related to the Acquisition. As no assurance can be made that the costs will be incurred or the cost or growth synergies will be achieved, no adjustment has been made.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the transactions occurred on the dates indicated. It also may not be useful in predicting our future financial position and results of operations. Our actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

3. ESTIMATED PURCHASE PRICE AND PRELIMINARY PURCHASE PRICE ALLOCATION

The pro forma adjustments include a preliminary allocation of the estimated purchase price of AvKARE and R&S to the estimated fair values of assets acquired and liabilities assumed at the acquisition date.

Estimated purchase price

The purchase price is calculated as follows (in thousands):

Cash		$254,000
Sellers Notes	(a)	35,033
Short-term Seller Note	(b)	1,000
Settlement of Amneal trade accounts receivable from R&S	(c)	11,980
Working Capital Adjustment	(d)	(2,640)

Fair value of consideration transferred		$299,373

(a)

A preliminary fair value estimate of $35 million has been assigned to the Seller Notes. The fair value of the Sellers Notes was estimated using the Monte-Carlo simulation approach under the option pricing framework.

(b)	Represents the principal amount due on the Short-term Seller Note, which approximates fair value.
(c)	Represents trade accounts receivable from R&S that was effectively settled upon the Acquisition.
(d)	Represents estimated working capital adjustment pursuant to the terms of the Purchase Agreement.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Preliminary purchase price allocation

The following is a summary of the preliminary purchase price allocation giving effect to the Acquisition as if it had been consummated on December 31, 2019 (in thousands)(e):

Cash and cash equivalents		$1,015
Trade accounts receivable, net		51,636
Inventories	(a)	74,042
Prepaid expenses and other current assets		22,158
Property, plant and equipment, net	(b)	5,353
Goodwill	(c)	95,977
Intangible assets, net	(d)	137,400
Operating lease right-of-use assets - related party		5,612

Total assets acquired		393,193

Accounts payable and accrued expenses		76,510
Current portion of operating and financing lease liabilities - related party		417
Related party payables		223
Operating lease liabilities - related party		5,195

Total liabilities assumed		82,345
Redeemable non-controlling interest	(f)	11,475

Net assets acquired		$299,373

(a)

The acquired inventory consists mainly of finished goods, and the preliminary estimated fair value is consistent with the historical carrying value of the acquired inventory. The preliminary fair value considers the net realizable value of the finished goods, excluding the estimated distribution margin to be generated.

(b)

A preliminary fair value estimate of $5.4 million has been assigned to property, plant and equipment. The fair value approximates the current cost of replacing an asset with another asset of equivalent economic utility adjusted further for obsolescence and physical depreciation.

(c)

A preliminary estimate of goodwill arising from the transaction is $96.0 million. Goodwill is calculated as the excess of the fair value of the consideration transferred and fair value of the non-controlling interest over the net assets recognized and represents the expected revenue synergies. Factors that contributed to the recognition of goodwill include Amneal’s intent to diversify its business and open growth opportunities in the large, complex and growing federal healthcare market.

(d)

A preliminary fair value estimate of $137.4 million has been assigned to intangible assets. The estimated fair values of the Customer relationships, Government contracts and National contracts were determined using the “income approach,” which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. The estimated fair value of the Trade name was determined using the “relief from royalty method,” which is a valuation technique that provides an estimate of the fair value of an asset equal to the present value of the after-tax royalty savings attributable to owning the intangible asset. The estimated fair value of the Government licenses was determined using the “with-and-without method,” which is a valuation technique that provides an estimate of the fair value that is equal to the difference between the present value of the prospective revenues and expenses for the business with and without the subject intangible asset in place. The assumptions, including the expected projected cash flows, utilized in the preliminary purchase price allocation and in determining the purchase price were based on management’s best estimates as of the closing date of the Acquisition on January 31, 2020.

(e)	There are no material differences between the book and tax bases of the balances recorded in the preliminary purchase price allocation.
(f)

A preliminary fair value estimate of $11.5 million has been assigned to the redeemable non-controlling interest. The fair value of the redeemable non-controlling interest was estimated using the Monte-Carlo simulation approach under the option pricing framework. The non-controlling interest is redeemable at the option of both the non-controlling interest holder and Amneal. The fair value of the redeemable non-controlling interest considers these redemption rights.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Some of the more significant assumptions inherent in the development of those asset valuations include the estimated net cash flows for each year for each asset (including net revenues, cost of sales, selling and marketing costs and working capital / contributory asset charges), the appropriate discount rate to select in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, competitive trends impacting the asset and each cash flow stream, as well as other factors. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change. For these and other reasons, actual results may vary significantly from estimated results.

The estimated fair value of the identifiable intangible assets and a preliminary estimate of their weighted average useful lives are as follows (in thousands):

	Estimated fair value	Weighted average estimated useful life
Tradename - AvPAK	$500	6 years
Customer Relationships - AvPAK	13,000	10 years
Government contracts - AvKARE	28,600	4 years
Government licenses - AvKARE	66,700	7 years
National contracts - AvKARE	28,600	5 years

	$137,400

The acquisition method of accounting is dependent upon certain valuations that are provisional and subject to change. Accordingly, the pro forma adjustments are preliminary and made solely for the purpose of providing this unaudited pro forma condensed combined financial information. A final determination of the fair value for certain assets and liabilities will be completed as soon as the information necessary to complete the analysis is the obtained, but no later than one year from the acquisition date. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material.

4. RECLASSIFICATIONS

Certain reclassifications have been made to amounts to the historical financial information of AvKARE and R&S to conform to the financial statement presentation of Amneal, including reclassifying the following:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

AvKARE reclassifications in the unaudited pro forma condensed combined balance sheet as of December 31, 2019 (in thousands)

	AvKARE before reclassifications	Reclassifications	Notes	AvKARE after reclassifications
Assets
Current assets:
Cash and cash equivalents	$1,015	$—		$1,015
Trade accounts receivable, net	42,868	(14,190)	(1)	28,678
Inventories	801	—		801
Prepaid expenses and other current assets	652	—		652
Related party receivables	27,369	—		27,369

Total current assets	72,705	(14,190)		58,515
Property, plant and equipment, net	—	1,438	(2)	1,438
Equipment and software	1,438	(1,438)	(2)	—
Deferred tax asset, net	230	—		230
Other assets	—	130	(3)	130
Investment	130	(130)	(3)	—

Total assets	$74,503	$(14,190)		$60,313

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$17,615	$52	(1),(4),(5)	$17,667
Income taxes payable	452	(452)	(4)	—
Distribution fees payable	2,609	(2,609)	(5)	—
Chargebacks payable	11,181	(11,181)	(1)	—
Related party payables	3,271	—		3,271

Total current liabilities	35,128	(14,190)		20,938
Stockholders’ equity
Common stock	1	—		1
Stockholders’ accumulated deficit	39,374	—		39,374

Total stockholders’ equity	39,375	—		39,375

Total liabilities and stockholders’ equity	$74,503	$(14,190)		$60,313

(1)	Reclassification of “Chargebacks payable” ($11.2 million) and “Accounts payable and accrued expenses” ($3 million) to “Trade accounts receivable, net”.
(2)	Reclassification of “Equipment and software” to “Property, plant and equipment, net”.
(3)	Reclassification of AvKARE’s equity investment in R&S from “Investment” to “Other assets”.
(4)	Reclassification of “Income taxes payable” to “Accounts payable and accrued expenses”.
(5)	Reclassification of “Distribution fees payable” to “Accounts payable and accrued expenses”.

AvKARE reclassifications in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 (in thousands)

	AvKARE before reclassifications	Reclassifications	Notes	AvKARE after reclassifications
Net revenue	$281,411	$—		$281,411
Cost of goods sold	231,607	2,948	(1)	234,555

Gross profit	49,804	(2,948)		46,856

Selling, general and administrative	—	10,655	(1)	10,655
Operating expenses	13,603	(13,603)	(1)	—

Operating (loss) income	36,201	—		36,201

Other (expense) income:
Equity in earnings on investment	233	(233)	(2)	—
Other income (expense)	57	233	(2)	290

Total other income (expense), net	290	—		290

(Loss) income before income taxes	36,491	—		36,491
Provision for (benefit from) income taxes	773	—		773

Net (loss) income	$35,718	$—		$35,718

(1)	Reclassification of “Operating expenses” to “Selling, general and administrative” ($10.7 million) and “Cost of goods sold” ($2.9 million).
(2)	Reclassification of AvKARE’s share of R&S’ income from “Equity in earnings on investment” to “Other income (expense)”.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

R&S reclassifications in the unaudited pro forma condensed combined balance sheet as of December 31, 2019 (in thousands)

	R&S before reclassifications	Reclassifications	Notes	R&S after reclassifications
Assets
Current assets:
Trade accounts receivable, net	$22,958	$—		$22,958
Inventories	73,241	—		73,241
Prepaid expenses and other current assets	364	21,142	(1)	21,506
Chargeback receivable, net	21,142	(21,142)	(1)	—
Related party receivables	3,271	—		3,271

Total current assets	120,976	—		120,976
Property, plant and equipment, net	3,454	—		3,454
Goodwill	5,508	—		5,508

Total assets	$129,938	$—		$129,938

Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued expenses	$70,389	434	(2)	$70,823
Checks issued in excess of deposits	434	(434)	(2)	—
Revolving credit facility	6,701	—		6,701
Related party payables	27,592	—		27,592

Total current liabilities	105,116	—		105,116
Members’ equity	24,822	—		24,822

Total liabilities and members’ equity	$129,938	$—		$129,938

(1)	Reclassification of chargebacks owed from manufacturers from “Chargeback receivables, net” to “Prepaid expenses and other current assets”.
(2)	Reclassification of “Checks issued in excess of deposits” to “Accounts payable and accrued expenses”.

R&S reclassifications in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 (in thousands)

	R&S before reclassifications	Reclassifications	Notes	R&S after reclassifications
Net revenue	$321,507	$—		$321,507
Cost of goods sold	272,498	(697)	(1)	271,801

Gross profit	49,009	697		49,706

Selling, general and administrative	—	17,400	(1),(2)	17,400
Operating expenses	18,055	(18,055)	(2)	—

Operating (loss) income	30,954	1,352		32,306

Other (expense) income:
Interest expense, net	—	(958)	(2)	(958)

Total other income (expense), net	—	(958)		(958)

(Loss) income before income taxes	30,954	394		31,348
Provision for (benefit from) income taxes	—	394	(2)	394

Net (loss) income	$30,954	$—		$30,954

(1)	Reclassification of “Cost of goods sold” to “Selling, general and administrative”.
(2)	Reclassification of “Operating expenses” to “Selling, general and administrative” ($16.7 million), “Interest expense, net” ($1 million) and “Provision for income taxes” ($0.4 million).

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

5. ACQUISITION RELATED PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial information reflects the following adjustments related to the Acquisition:

(a) Cash consideration and working capital adjustment

Represents the adjustment to record the cash consideration of $254 million, of which $6.7 million was utilized by the sellers to repay R&S’s line of credit balance. The pro forma adjustment to remove interest expense applicable to the line of credit is $0.9 million. This also represents the adjustment to record the amount receivable from the working capital adjustment of $2.6 million.

(b) Seller Notes and Short-term Seller Note

Represents the adjustment to record the estimated fair value of the Seller Notes of $35 million and the Short-term Seller Note of $1 million. Pro forma interest expense and accretion of the Seller Notes is $3.8 million. The interest expense on the Short-term Seller Note is not material.

(c) Elimination of transactions between Amneal, AvKARE and R&S

Represents the adjustment to eliminate transactions between Amneal, AvKARE and R&S in the unaudited pro forma condensed combined balance sheet as follows:

•	Settlement of trade balances between Amneal ($12 million receivable) and R&S ($12 million payable);

•	Elimination of related party balances between AvKARE ($27.4 million receivable and $3.3 million payable) and R&S ($3.3 million receivable and $27.4 million payable); and

•	Elimination of AvKARE’s investment in R&S ($0.1 million).

Represents the adjustment to eliminate transactions between Amneal, AvKARE and R&S in the unaudited pro forma condensed combined statement of operations as follows:

•	Elimination of Amneal’s sales to R&S ($66.5 million net revenue and $66.5 million cost of goods sold); and

•	Elimination of R&S’ sales to AvKARE ($202.4 million net revenue and $202.4 million cost of goods sold).

(d) Elimination of AvMedical

Represents the adjustment to eliminate the results of the AvMedical business which was not acquired in the Acquisition ($28.6 million of net revenue, $26 million cost of goods sold, and $0.3 million selling, general and administrative) from AvKARE’s historical results.

(e) Intangible assets

Represents the adjustment to record AvKARE and R&S’s intangible assets at their estimated fair value of $137.4 million. Pro forma estimated intangible asset amortization based on the pattern in which the economic benefits are expected to be consumed or otherwise used up and an estimated weighted average useful life of 6 years for acquired definite-lived intangible assets is $37.8 million.

For each $1 million increase or decrease in the fair value of definite-lived intangible assets assuming a weighted-average useful life of 6 years, annual amortization expense would increase or decrease by approximately $0.2 million.

(f) Property, plant and equipment

Represents the adjustment to record AvKARE and R&S’s property, plant and equipment at an estimated fair value of $5.4 million. The pro forma estimated adjustment to depreciation expense is $0.1 million.

For each $1 million increase or decrease in the fair value of property, plant and equipment assuming a weighted-average useful life of 5 years, annual depreciation expense would increase or decrease by approximately $0.2 million.

(g) Leases

Represents the adjustment to record AvKARE and R&S’s operating lease right-of-use assets – related party at an estimated fair value of $5.6 million and operating lease liabilities - related party at an estimated fair value of $5.6 million, of which $0.4 million is a current liability.

(h) Redeemable non-controlling interest

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Represents the adjustment to record the estimated fair value of the redeemable non-controlling interest of $11.5 million.

(i) Transaction costs

Represents the elimination of transaction costs incurred by Amneal ($1.2 million), AvKARE ($0.5 million) and R&S ($0.5 million) which are directly attributable to the transaction, but which are not expected to have a continuing impact.

(j) Shareholders’ equity

Represents the adjustment to eliminate AvKARE and R&S’s historical stockholders’ equity.

(k) Goodwill

Represents the adjustment to eliminate R&S’s historical goodwill of $5.5 million and to recognize goodwill related to the Acquisition of $96.0 million.

(l) Income taxes

Amneal estimated that, as of December 31, 2019, it generated a cumulative consolidated three year pre-tax loss. Therefore, Amneal concluded that it is more likely than not that it will not realize the benefits of these deferred tax assets.

6. ACQUISITION FINANCING RELATED PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial information reflects the following adjustments related to the Acquisition Financing, the proceeds of which were used in part to fund the Acquisition:

(a) Term Loan and Revolver

Represents the drawdown of $176.5 million of borrowings under the Term Loan, net of debt issuance costs of $3.5M, and $7.5 million under the Revolver, including debt issuance costs of $0.6 million classified as other assets. Pro forma interest expense, including amortization of debt issuance costs, related to the Term Loan and Revolver is $9.7 million.

A 0.125% change in the interest rate would result in an increase or a decrease in the pro forma interest expense by $0.2 million.

7. NON-CONTROLLING INTEREST PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial information reflects Amneal’s weighted average ownership of Amneal Pharmaceuticals LLC (44.2%) and Amneal Pharmaceuticals LLC ownership of Rondo Partners (65.1%).

(a) Non-controlling interest

The adjustment to reflect the income attributable to the non-controlling interests is $11.4 million. The adjustment was calculated as follows:

(i)	The historical income of AvKARE and R&S and the pro forma adjustments impacting Rondo Partners, totaling income of $15.1 million, have been attributed as follows:

•	$5.3 million of income to the non-controlling interest of Rondo Partners (34.9%)

•	$9.8 million of income to Amneal Pharmaceuticals LLC (65.1%)

(ii)

Additionally, the Rondo Partners income attributable to Amneal Pharmaceuticals LLC and the pro forma adjustments impacting Amneal Pharmaceuticals LLC, totaling income of $10.9 million, of which $9.8 million relates to the historical income of AvKare and R&S and $1.1 million relates to an adjustment to eliminate Amneal’s transaction costs related to the Acquisition, have been attributed as follows:

•	$6.1 million of income to the non-controlling interest of Amneal Pharmaceuticals LLC (55.8%)

•	$4.8 million of income to Amneal (44.2%)